UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Tidal Commodities Trust I
(Exact name of registrant as specified in its charter)
Delaware	92-6468665
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
234 West Florida Street Suite 203 Milwaukee, WI	53204
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value, of Hashdex Bitcoin Futures ETF, a series of the Registrant	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-256339

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of the Registrant’s Securities to be Registered

A description of the shares of beneficial interest, no par value, of the Hashdex Bitcoin Futures ETF (the “Fund”), a series of Tidal Commodities Trust I (the “Trust”), to be registered hereunder is set forth in the Fund’s Registration Statement on Form S-1 (File No. 333-273364) as filed with the Securities and Exchange Commission on December 20, 2023, which description is incorporated herein by reference. Any form of supplement to the Registration Statement which was subsequently filed after December 20, 2023, is hereby also incorporated by reference herein.

Item 2.

Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	Tidal Commodities Trust I Form S-1 Registration Statement, as amended (File No. 333-273364), filed with the Securities and Exchange Commission on December 20, 2023.
2	First Amended and Restated Declaration of Trust and Trust Agreement, incorporated by reference to Exhibit 3.1 to Form S-1 Registration Statement (File No. 333-273364) filed on July 21, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 27, 2023

Tidal Commodities Trust I

By:	Tidal Investment LLC as Sponsor

By:	/s/ Guillermo Trias
Name:	Guillermo Trias
Title:	Chief Executive Officer of the Sponsor